UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024

Great Elm Capital Corp.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01211	81-2621577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 PGA Boulevard, Suite 603, Palm Beach Gardens, FL		33410
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	GECC	Nasdaq Global Market
6.75% Notes due 2025	GECCM	Nasdaq Global Market
5.875% Notes due 2026	GECCO	Nasdaq Global Market
8.75% Notes due 2028	GECCZ	Nasdaq Global Market
8.50% Notes due 2029	GECCI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 31, 2024, Great Elm Capital Corp. (the “Company”) held its 2024 annual meeting of its stockholders (the “Annual Meeting”). The results of the voting at the Annual Meeting were as follows:

	For	Withheld	Broker Non-Votes
Election of directors:
Matthew A. Drapkin	5,677,486	381,662	2,005,936
Erik A. Falk	5,713,754	345,394	2,005,936

	For	Against	Abstain
Ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024	7,833,013	209,283	22,788

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM CAPITAL CORP.

Date: June 3, 2024	/s/ Keri A. Davis
	By:	Keri A. Davis
	Title:	Chief Financial Officer